EXHIBIT 4.1

FIRST AMENDMENT TO RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of November 14, 2011, is to the Rights Agreement dated as of December 9, 2008 (the “Rights Agreement”), between 3D Systems Corporation (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Rights Agreement.

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend any provision of the Rights Agreement as the Board of Directors may deem necessary or desirable without the approval of any holders of certificates representing Common Shares, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable, and the Company and the Rights Agent desire to evidence such amendment in writing;

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.	AMENDMENT OF SECTION 1. The term "Final Expiration Date," as defined in Section 1(m) of the Rights Agreement, is hereby amended and restated to read in its entirety as follows:

"(m) ‘Final Expiration Date’ shall mean the close of business on November 14, 2011."

2.
COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute one and the same instrument.  A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed as of November 14, 2011.

3D SYSTEMS CORPORATION			COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/Robert M. Grace, Jr.		By:	/s/Dennis V. Moccia
	Name:	Robert M. Grace, Jr.		Name:	Dennis V. Moccia
	Title:	Vice President, General Counsel and Secretary		Title:	Manager, Contract Administration